EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-215223) of our report dated July 1, 2019, relating to the consolidated financial statements and schedule of Friedman Industries, Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph to a change in accounting principle) appearing in this Annual Report (Form 10-K) for the year ended March 31, 2019.

/s/ MOSS ADAMS LLP

Houston, Texas

July 1, 2019